Exhibit 10.5
AMENDMENT NO. 1
TO
THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This Amendment No. 1 to Third Amended and Restated Employment Agreement (this “Amendment”) is entered into this 7th day of August, 2005, by and between OrthoLogic Corp., a Delaware corporation (the “Company”) and Sherry A. Sturman (“Employee”), and amends the Third Amended and Restated Employment Agreement effective as of November 8, 2004 between the Company and Employee (the “Employment Agreement”).
RECITALS :
     1. Election by Employee. The date in Section 8 of the Employment Agreement as of which the Employee can make an election is hereby changed from June 30, 2005 to June 30, 2006.
     Except as expressly modified herein, the Employment Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Employment Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and control. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.
     This Amendment No. 1 to Third Amended and Restated Employment Agreement is executed as of the date first above written.

ORTHOLOGIC CORP.	EMPLOYEE

/s/ James M. Pusey	/s/ Sherry A. Sturman

James M. Pusey	Sherry A. Sturman
President and Chief Executive Officer